UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – September 10, 2005

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU US HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-11668	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TXU ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	33-108876	75-2967817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The disclosure set forth in Item 8.01 (Other Events) of this Form 8-K applies to TXU Corp. (the “Company”), TXU US Holdings Company (“US Holdings”) and TXU Energy Company LLC (“TXU Energy”). The disclosure set forth in each of Item 1.01 (Entry into a Material Definitive Agreement) and Item 9.01 (Financial Statements and Exhibits) of this Form 8-K applies to the Company and shall not be deemed filed or furnished by US Holdings or TXU Energy.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 10, 2005, the Company entered into an Indemnification Agreement (the “Agreement”) with Mr. Leldon (Lel) E. Echols, who was elected to serve as a director of the Company on August 19, 2005. The Agreement was effective upon Mr. Echols’ election as a director. The Agreement is substantially the same as a standard form of director indemnification agreement previously or to be entered into by the Company with its other directors. A copy of the form of the standard director indemnification agreement is attached hereto as Exhibit 10.1.

The Agreement, among other things, indemnifies the director against certain expenses (including, without limitation, attorneys’ fees, expert fees and court, appeal and bond costs), judgments, fines, penalties and settlement amounts that may be incurred by the director in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness or participate in any threatened, pending or completed claim, suit or proceeding to which the director becomes subject in connection with his or her service as a director of the Company. The Agreement also provides for the advancement of expenses by the Company and the creation of surety arrangements upon a change in control of the Company. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

ITEM 8.01. OTHER EVENTS.

On September 14, 2005, TXU Energy announced that in order to address concerns regarding potential increases in retail electricity prices at the same time customers are also dealing with the effects of Hurricane Katrina, TXU Energy agreed with the Public Utility Commission of Texas (the “PUC”) Staff and the consumer advocate Office of Public Utility Counsel (“OPUC”) that in spite of substantial increases in natural gas and wholesale power prices, TXU Energy will not consider filing for a change in its price to beat (“PTB”) prices until October 3 or 4, 2005.

The agreement provides that for such a PTB filing by TXU Energy on October 3 or 4, 2005, the PUC will act by its open meeting on October 28, 2005. In addition, upon the PUC approval of the adjustment and implementation of the new PTB, TXU Energy will voluntarily implement an across-the-board discount for all PTB customers, if the approved PTB is above the discount level. This discount will result in a price equivalent to a PTB based on natural gas prices in the week prior to Hurricane Katrina making landfall in New Orleans, or $9.743 per MMBtu. Any discount would expire on December 31, 2005, and the PTB rate beginning January 1, 2006, will reflect commodity price levels as of the October 2005 filing date. TXU Energy’s PTB is expected to remain one of the lowest in the state of Texas after these actions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1	Form of Director Indemnification Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

TXU US HOLDINGS COMPANY

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

TXU ENERGY COMPANY LLC

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: September 15, 2005

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